UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2024

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4B Gill Street, Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NURO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 17, 2024, NeuroMetrix, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with electroCore, Inc., a Delaware corporation (“Parent”), and Nexus Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation (the “Surviving Corporation”) as a wholly owned Subsidiary of Parent. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings set forth in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) outstanding immediately prior to the Effective Time, shall be cancelled and cease to exist and shall be converted into the right to receive (i) an amount in cash (the “Per Share Cash Consideration’) equal to a pro rata share of the Company’s balance of Net Cash (as determined pursuant to the Merger Agreement) at the Effective Time, after deduction of certain pro rata payments that will be due in accordance with the MRIP (as defined below), without interest and (ii) one contingent value right (a “CVR”), which shall represent the right to receive the Contingent Payments (as defined below) subject to the terms and conditions set forth in the CVR Agreement (as defined below) (the consideration contemplated by (i) and (ii), together, the “Merger Consideration”).

In addition, at the Effective Time, each share of preferred stock, par value $0.001 per share, of the Company (the “Company Preferred Stock”) outstanding immediately prior to the Effective Time will continue to be outstanding after the Effective Time, except that thereafter, such shares Stock will, in accordance with their own terms and the Certificate of Designation, no longer be convertible into Company Common Stock, but will instead be converted into the right to receive the Merger Consideration payable in respect of the shares of Company Common Stock into which such shares of Company Preferred Stock would have been convertible.

Consummation of the Merger is subject to customary closing conditions, including, without limitation, the absence of certain legal impediments, the approval by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger, the determination of Net Cash pursuant to the Merger Agreement, and the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Consummation of the Merger by Parent and Merger Sub is further subject to satisfaction of customary closing conditions on the part of the Company, including, without limitation, the Company having performed, or complied with, in all material respects its agreements, covenants and other obligations required to be performed or complied with by the Merger Agreement at or prior to the Closing Date, the representations and warranties of the Company being true and correct (subject in certain instances to materiality qualifiers), there having been no continuing Company Material Adverse Effect since the signing of the Merger Agreement that is continuing, and the Company having Net Cash of at least $8,000,000.

Consummation of the Merger by the Company is further subject to satisfaction of customary closing conditions on the part of Parent and the Merger Sub, including, without limitation, Parent and Merger Sub having performed, or complied with, in all material respects all of their respective agreements, covenants and obligations required to be performed or complied with by each of them under the Merger Agreement at or prior to the Closing Date, the representations and warranties of Parent and Merger Sub being true and correct (subject in certain instances to materiality qualifiers), and the CVR Agreement being in full force and effect.

The Merger Agreement includes covenants requiring the Company, among other things, not to (i) initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person or afford access to the business properties, assets, books, or records of the Company or any of its Subsidiaries to any third party, in each case relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of the Company Subsidiaries (subject to the Company Board’s ability to exercise its fiduciary duties), (iv) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the Delaware General Corporation Law, (v) otherwise knowingly facilitate any effort or attempt by any third party (or its potential sources of financing) to make any proposal or offer that constitutes an Acquisition Proposal, (vi) approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar contract relating to an Acquisition Proposal or (vii) approve, authorize, agree or publicly announce any intention to do any of the foregoing, with customary exceptions for certain superior proposals. The Merger Agreement also includes covenants customary for a transaction of this nature regarding the operation of the business of the Company and its subsidiaries between signing of the Merger Agreement and the Effective Time.

The Merger Agreement requires the Company, as promptly as reasonably practicable, and in any event within 30 business days following the date of the Merger Agreement, to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement for the purpose of convening a stockholders’ meeting to seek stockholder approval for the adoption of the Merger Agreement (the “Stockholders Meeting”).

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $500,000 or, in certain other specified circumstances, reimburse Parent for all reasonable out-of-pocket fees and expenses (up to a maximum of $250,000 or $500,000, depending on the circumstances upon which such termination occurs) incurred by Parent in connection with the Merger Agreement and the transactions contemplated thereby.

Among other termination rights, and subject to certain limitations, (i) either the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by June 15, 2025, (ii) the Company and Parent may mutually agree to terminate the Merger Agreement, (iii) either the Company or Parent may terminate the Merger Agreement if the Stockholders Meeting is convened and the applicable approval from the Company’s stockholders is not obtained, after taking into account certain permitted adjournments or postponements, (iv) the Company may terminate the Merger Agreement in order to enter into a definitive agreement pertaining to an Acquisition Proposal that the Company Board deems to be a “Superior Proposal,” and subject to payment of the termination fees discussed above, (v) Parent may terminate the Merger Agreement if the Company Board changes its recommendation that the Company’s stockholders vote in favor of the adoption of the Merger Agreement, and (vi) Parent may terminate the Merger Agreement in certain circumstances where Net Cash is determined to be less than $8,000,000.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company that are customary for a transaction of this nature, including those relating to, among other things, the parties’ ability to enter into the Merger Agreement, their outstanding capitalization, and regulatory matters. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

As of the Effective Time, each award of restricted stock with respect to shares of Company Common Stock (a “Company RSA”) that is then outstanding and unvested shall be converted into the right to receive consideration as follows (notwithstanding any vesting conditions, restrictions or risk of forfeiture): each Company RSA for which the holder thereof made a timely and valid election (a “Section 83(b) Election”) under Section 83(b) of the Internal Revenue Code of 1986, as amended, shall be cancelled and converted into the right to receive the Merger Consideration with respect to each share of Company Common Stock subject to such Company RSA in accordance with the Merger Agreement and the CVR Agreement, and each Company RSA for which the holder thereof did not make a timely and valid Section 83(b) Election shall be cancelled and converted into the right to receive the Company RSA Cash Consideration and one CVR with respect to each share of Company Common Stock subject to such Company RSA immediately prior to the Effective Time.

At the Effective Time, each option to purchase Company Common Stock (each, a “Company Option”) that is outstanding and unvested immediately prior to the Effective Time (whether time- or performance-based) shall fully vest and become exercisable, and (i) each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Per Share Cash Consideration shall be cancelled and converted into the right to receive an amount in cash equal to: (a) the excess, if any, of the Per Share Cash Consideration over the exercise price per share of such Company Option, multiplied by the number of shares of Company Common Stock underlying such Company Option and (b) one CVR with respect to each share of Company Common Stock subject to such Company Option immediately prior to the Effective Time; and (ii) each Company Option that is then outstanding and unexercised and that has an exercise price per share that is equal or greater than the Per Share Cash Consideration shall be cancelled with no consideration payable in respect thereof.

At the Effective Time, each Company restricted stock unit (“Company RSU”) that is then outstanding shall automatically be cancelled and converted into the right to receive (i) an amount in cash equal to the product of (A) the number of shares of Company Common Stock then underlying such Company RSU multiplied by (B) the Per Share Cash Consideration, without any interest thereon and (ii) one CVR with respect to each share of Company Common Stock subject to such Company RSU immediately prior to the Effective Time.

Effective as of the Effective Time, subject to the Company’s Amended and Restated Management Retention and Incentive Plan (the “MRIP”) and subject to the Company’s receipt of an executed general release of claims, each eligible participant in the MRIP (“Participant”) will have the right to receive from the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay to such Participant: (a) an amount in cash equal to (i) such Participant’s percentage interest set forth in the MRIP, multiplied by (ii) the Closing Cash Consideration; and (b) upon the making of any Distributions pursuant to the CVR Agreement, such amounts in cash equal to (i) such Participant’s percentage interest set forth in the MRIP, multiplied by (ii) the Pre-MRIP Adjusted Proceeds in respect of the applicable Distribution Period (as each such term is defined in the CVR Agreement).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment No. 17 to Shareholder Rights Agreement

In connection with the Merger Agreement, on December 17, 2024, the Company entered into Amendment No. 17 (“Amendment No. 17”) to the Shareholder Rights Agreement with Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC), dated as of March 7, 2007 (the “Shareholder Rights Agreement”). Amendment No. 17 amends the Shareholder Rights Agreement such that, among other things, (i) the signing of the Merger Agreement does not cause Parent or any of its affiliates to be deemed to be an Acquiring Person (pursuant to and as defined in the Shareholder Rights Agreement) or otherwise deem a triggering event to have occurred that would allow holders to exercise their rights under the Shareholder Rights Agreement and (ii) provides that such rights may not be exercised after the Effective Time.

The foregoing description of Amendment No. 17 is subject to, and is qualified in its entirety by reference to, the full text of Amendment No. 17, a copy of which is set forth as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting and Support Agreement

In connection with the execution of the Merger Agreement, Parent entered into a Voting and Support Agreement (the “Voting Agreement”) with certain of the Company’s stockholders, including all of the Company’s directors and executive officers (collectively, the “Stockholders”). Pursuant to the Voting Agreement, the Stockholders have agreed, among other things, to (i) vote or cause to be voted all of their shares of Company Common Stock in favor of the adoption of the Merger Agreement and (ii) prior to the Expiration Time (as defined in the Voting Agreement) and subject to limited exceptions, not to sell or otherwise transfer any of their shares of Company Common Stock other than with the consent of Parent. The shares of Company Common Stock owned by the Stockholders represented approximately 6.3% of the outstanding shares of Company Common Stock as of December 17, 2024.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Value Rights Agreement

At the Effective Time, Parent will enter into a contingent value rights agreement (the “CVR Agreement”) with a rights agent (the “Rights Agent”), pursuant to which the holders of Company Common Stock, Company RSAs, Company RSUs and, if and when applicable pursuant to the terms of the Merger Agreement, Company Preferred Stock and Company Options may become entitled to receive contingent cash payments (each, a “Contingent Payment”), such payments being contingent upon, and subject to, the receipt by the Company of payments in connection with the sale of products under its Quell® product line or proceeds from one or more agreements (the “Disposition Agreements”) providing for disposition of its DPNCheck® product line (together, the “Proceeds”) and upon the achievement of certain milestones related thereto.

When issued, each CVR will entitle the holder (the “Holder”), over the term of the CVR Agreement, to receive a Contingent Payment in the form of a Distribution calculated as a portion of the Proceeds, if any, during a Distribution Period (as such terms are defined in the CVR Agreement), subject to certain adjustments and deduction of certain expenses pursuant to the CVR Agreement.

Under the CVR Agreement, the Rights Agent will have, and Holders of at least 20% of the CVRs outstanding as set forth on the CVR Register will have, certain rights to audit on behalf of all Holders of the CVRs.

The CVR Agreement has a term commencing on the Effective Date and ending on the earlier of (a) December 31 of the calendar year in which Parent shall have caused to be paid to the Holders pursuant to the terms of the CVR Agreement all Distributions with respect to all payments (including any contingent payments) contemplated to be made by the applicable buyer pursuant to each Disposition Agreement, and (b) December 31 of the calendar year in which the five-year anniversary of the Effective Time shall have occurred (provided that if such five-year anniversary shall be during the month of December, such date shall be extended until March 31 of the immediately subsequent calendar year).

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the CVR Agreement, a form of which is included as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 17, 2024, the Company and Parent issued a press release announcing the entry of the Company and Parent into the Merger Agreement. The text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this item and Exhibit 99.1 are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such future filing.

Forward-looking statements

This communication, and the documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the transaction and other information relating to the transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information and may involve known and unknown risks over which the Company has no control. Those risks include, (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of any required regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) risks regarding the failure to obtain the necessary financing to complete the Merger, (vi) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations, (viii) risks related to diverting management’s attention from the Company’s ongoing business operations, and (ix) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the transaction. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023 and the Company’s subsequent Quarterly Reports on Form 10-Q filed with the SEC. Except as required by applicable law or regulation, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website neurometrix.com or by writing to the Company’s Secretary at 4B Gill Street, Woburn, Massachusetts.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on March 27, 2024 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 1, 2024. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 1, 2024, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Merger.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 17, 2024, by and among electroCore, Inc., Nexus Merger Sub Inc., and NeuroMetrix, Inc.
4.1	Amendment No. 17 to Shareholder Rights Agreement by and between NeuroMetrix, Inc. and Equiniti Trust Company, LLC, as Rights Agent, dated December 17, 2024
10.1	Form of Voting and Support Agreement, dated as of December 17, 2024, by and among electroCore, Inc. and the stockholders named therein
10.2	Amended and Restated Management Retention and Incentive Plan
99.1	Press Release, dated December 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The disclosure schedules to and certain provisions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K as they contain information that is both not material and of the type that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit, including any schedule hereto, to the SEC upon its request; however, the registrant may request confidential treatment of such unredacted copy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: December 17, 2024	By:	/s/ Thomas T. Higgins
Thomas T. Higgins
Senior Vice President, Chief Financial Officer and Treasurer